Exhibit 10.1
The Southern Company 2021 Equity and
Incentive Compensation Plan

1.    Purpose. The purpose of this Plan is to permit award grants to Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.
2.    Definitions. As used in this Plan:
(a)    “Award” means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or other awards contemplated by Section 9 of this Plan.
(b)    “Base Value” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Cash-Based Award” means a cash award granted pursuant to Section 8 of this Plan.
(e)    “Change in Control” means, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Southern Change in Control,” a “Southern Termination,” or a combination thereof, as each such term is defined in the Southern Company Change in Control Benefits Protection Plan.
(f)    “Change in Control Benefits Protection Plan” shall mean the change in control benefits protection plan, as approved by the Board of Directors of Southern Company Services, Inc., as it may be amended from time to time in accordance with the provisions therein.
(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.
(h)    “Committee” means the Compensation and Management Succession Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(i)    “Common Stock” means the common stock, par value $5 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(j)    “Company” means The Southern Company, a Delaware corporation, and its successors.
(k)    “Date of Grant” means the date provided for by the Committee on which a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Cash-Based Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(l)    “Director” means any person who is not an active employee of the Company or any of its Subsidiaries who serves as a member of the Board or a Subsidiary Board.

(m)    “Effective Date” means the date this Plan is approved by the Stockholders.
(n)    “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(p)    “Fair Market Value” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the immediately preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Fair Market Value shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(q)    “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(r)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash-Based Awards or, when so determined by the Committee, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives applicable to an award under this Plan (if any) shall be determined by the Committee, and may be based on one or more, or a combination, of the following metrics or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):
(i)    Earnings per share;
(ii)    Net income or net operating income (before or after taxes and before or after extraordinary items);
(iii)    Return measures (including, but not limited to, return on assets, equity or sales);
(iv)    Cash flow return on investments which equals net cash flows divided by owners’ equity;
(v)    Earnings before or after taxes;
(vi)    Gross revenues;
(vii)    Gross margins;
(viii)    Share price (including, but not limited to, growth measures and total shareholder return);
(ix)    Economic Value Added, which equals net income or net operating income minus a charge for use of capital;

(x)    Operating margins;
(xi)    Market share;
(xii)    Gross revenues or revenues growth;
(xiii)    Capacity utilization;
(xiv)    Increase in customer base including associated costs;
(xv)    Environmental, Health and Safety;
(xvi)    Reliability;
(xvii)    Price;
(xviii)    Bad debt expense;
(xix)    Customer satisfaction;
(xx)    Operations and maintenance expense;
(xxi)    Accounts receivable;
(xxii)    Diversity/inclusion/culture; and
(xxiii)    Quality.
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(s)    “Option” means the right to purchase Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
(t)    “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option.
(u)    “Option Price” means the purchase price payable on exercise of an Option.
(v)    “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary and otherwise satisfies the Form S-8 definition of an “employee”.
(w)    “Performance Period” means, in respect of a Cash-Based Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash-Based Award, Performance Share or Performance Unit are to be achieved.
(x)    “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.
(y)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(z)    “Plan” means this The Southern Company 2021 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(aa)    “Predecessor Plan” means the Southern Company Omnibus Incentive Compensation Plan.
(bb)    “Predecessor Plan Termination Date” means May 25, 2021.
(cc)    “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
(dd)    “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.
(ee)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(ff)    “Spread” means the excess of the Fair Market Value on the date when a Stock Appreciation Right is exercised over the Base Value provided for with respect to the Stock Appreciation Right.
(gg)    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 5 of this Plan.
(hh)    “Stockholder” means an individual or entity that owns one or more shares of Common Stock.
(ii)    “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(jj)    “Subsidiary Board” means the board of directors of a Subsidiary.
(kk)    “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Board members in the case of the Company or members of the board of directors or similar body in the case of another entity.
3.    Shares Available Under this Plan.
(a)    Maximum Shares Available Under this Plan.
(i)    Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Options or Stock Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F)

dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 27,500,000 shares of Common Stock, plus (y) the total number of shares of Common Stock remaining available for awards under the Predecessor Plan as of immediately prior to the Predecessor Plan Termination Date, plus (z) the shares of Common Stock that are subject to awards granted under this Plan or the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)    Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.
(b)    Share Counting Rules.
(i)    Except as provided in Section 21 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.
(ii)    If, on or after the Predecessor Plan Termination Date, any shares of Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.
(iii)    Notwithstanding anything to the contrary contained in this Plan: (A) Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option (or the option price of an option granted under the Predecessor Plan) shall not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding shall not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) Common Stock subject to a share-settled Stock Appreciation Right that is not actually issued in connection with the settlement of such Stock Appreciation Right on the exercise thereof shall not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.
(iv)    If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.
(c)    Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 27,500,000 shares of Common Stock.
(d)    Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any Director in any one calendar year be granted compensation (excluding dividends or dividend equivalents) for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.
4.    Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)    Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 21 of this Plan) may not be less than the Fair Market Value on the Date of Grant.
(c)    Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Stock otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.
(e)    Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Options or installments thereof will vest. Options may provide for continued vesting or the earlier vesting of such Options, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f)    Any grant of Options may specify Management Objectives regarding the vesting of such rights.
(g)    Options granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h)    No Option will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option upon such terms and conditions as established by the Committee.
(i)    Options granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)    Each grant of Options will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.    Stock Appreciation Rights.
(a)    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Stock Appreciation Rights. A Stock Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)    Each grant of Stock Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)    Each grant may specify that the amount payable on exercise of a Stock Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.
(ii)    Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Stock Appreciation Rights or installments thereof will vest. Stock Appreciation Rights may provide for continued vesting or the earlier vesting of such Stock Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(iii)    Any grant of Stock Appreciation Rights may specify Management Objectives regarding the vesting of such Stock Appreciation Rights.
(iv)    Stock Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(v)    Each grant of Stock Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
(c)    Also, regarding Stock Appreciation Rights:
(i)    Each grant will specify in respect of each Stock Appreciation Right a Base Value, which (except with respect to awards under Section 21 of this Plan) may not be less than the Fair Market Value on the Date of Grant; and
(ii)    No Stock Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of a Stock Appreciation Right upon such terms and conditions as established by the Committee.
6.    Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value on the Date of Grant.
(c)    Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e)    Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)    Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g)    Any such grant or sale of Restricted Stock shall require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
(h)    Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
7.    Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value on the Date of Grant.
(c)    Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(d)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.
(e)    Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.
(f)    Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.    Cash-Based Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash-Based Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash-Based Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)    The Performance Period with respect to each Cash-Based Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c)    Each grant of a Cash-Based Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)    Each grant will specify the time and manner of payment of a Cash-Based Award, Performance Shares or Performance Units that have been earned.
(e)    The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f)    Each grant of a Cash-Based Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.    Other Awards.
(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, notes or other property, as the Committee determines.
(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)    The Committee may authorize the grant of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)    The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Stock, based upon the earning and vesting of such awards.
(e)    Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f)    Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10.    Administration of this Plan.
(a)    This Plan will be administered by the Committee; provided, however, that notwithstanding anything in this Plan to the contrary, the Board may grant awards under this Plan to Directors and administer this Plan with respect to such awards. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)    To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), a member of the Board, or a more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated. To the extent of any delegation pursuant to this Section 10(c), references in this Plan to the Committee will be deemed to be references to the applicable Committee members, officers, agents or advisors, as applicable.
11.    Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Value provided in outstanding Options and Stock Appreciation Rights, respectively, in Cash-Based Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option or Stock Appreciation Right with an Option Price or Base Value, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.
12.    Detrimental Activity and Recapture Provisions.
(a)    If any Participant or beneficiary receives an overpayment of shares of Common Stock or cash payable under the terms of any award under this Plan for any reason, the Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under this Plan, to recover any such overpayment. In addition, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, the Committee or its delegate shall have the right, in its sole discretion, to require the Participant to reimburse the Company the amount of any payment in settlement of an award under the Plan earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. A Participant shall reimburse the Company the amount of any payment in settlement of an award under the Plan to the extent required by federal law and on such basis as the Committee determines.
(b)    In addition, any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.
13. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.
14.    Transferability.
(a)    Except as otherwise determined by the Committee, and subject to compliance with Section 16(b) of this Plan and Section 409A of the Code, no Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Options and Stock Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)    The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
15.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee)

may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Common Stock required to be delivered to the Participant, Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other Common Stock held by such Participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to this Section 15 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Options.
16.    Compliance with Section 409A of the Code.
(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
(d)    Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in

Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
17.    Amendments.
(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.
(b)    Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Options or the Base Value of outstanding Stock Appreciation Rights, or cancel outstanding “underwater” Options or Stock Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Options or Stock Appreciation Rights) in exchange for cash, other awards or Options or Stock Appreciation Rights with an Option Price or Base Value, as applicable, that is less than the Option Price of the original Options or Base Value of the original Stock Appreciation Rights, as applicable, without Stockholder approval. This Section 17(b) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 17(b) may not be amended without approval by the Stockholders.
(c)    If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option or Stock Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash-Based Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 14(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option, Stock Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash-Based Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)    Subject to Section 17(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
18.    Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
19.    Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Predecessor Plan Termination Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue thereafter in accordance with their terms. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable.
20.    Miscellaneous Provisions.
(a)    The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)    Except with respect to Section 20(e) of this Plan, to the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)    No Participant will have any rights as a Stockholder with respect to any Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Stock upon the share records of the Company.
(g)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)    Except with respect to Options and Stock Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)    If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
21.    Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)    Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 21(a) or 21(b) of this Plan will not reduce the Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 21(a) or 21(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.